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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]       Filed by a Party other than the Registrant [ ]
--------------------------------------------------------------------------------

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ]   Definitive Proxy Statement
[x]   Definitive Additional Materials
[ ]   Soliciting Material Under Rule 14a-12
[ ]   Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))

                         INSIGNIA FINANCIAL GROUP, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      1)       Title of each class of securities to which transaction applies:
      2)       Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)       Proposed maximum aggregate value of transaction:

      5)       Total fee paid:

[ ]   Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1)       Amount previously paid:

      2)       Form, Schedule or Registration Statement No.:

      3)       Filing Party:

      4)       Date Filed:



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                         INSIGNIA FINANCIAL GROUP, INC.
                          TELEPHONE PROXY VOTING SCRIPT
                                  JUNE 25, 2003


"WELCOME TO THE TELEPHONE PROXY VOTING SYSTEM FOR THE SPECIAL MEETING OF STOCKHOLDERS OF INSIGNIA FINANCIAL GROUP. TO AUTHORIZE THE NAMED PROXIES TO VOTE ON YOUR BEHALF, PLEASE ENTER THE CONTROL NUMBER ON YOUR CARD, FOLLOWED BY THE POUND SIGN."

If control number is validated, then:

"TO VOTE AS THE BOARD OF DIRECTORS RECOMMENDS ON THE MERGER PROPOSAL, PRESS 1. OTHERWISE, PRESS 2."

If 1, then: (recap and confirmation routine)

"YOU HAVE CHOSEN TO VOTE AS THE BOARD OF DIRECTORS RECOMMENDS ON THE MERGER
 PROPOSAL. TO CONFIRM YOUR VOTE, PRESS 1. TO CHANGE YOUR VOTE PRESS 2."

If 2, the process starts again from the top. If 1, then (signoff):

"YOUR VOTE HAS BEEN CAST. IF YOU WOULD LIKE TO VOTE ANOTHER PROXY CARD FOR THIS COMPANY, PRESS 1. IF NOT, YOU MAY HANG UP NOW. THANK YOU FOR YOUR CALL."

If 2 (election to vote on each proposal separately). then:

"TO CAST YOUR VOTE REGARDING THE MERGER PROPOSAL, PRESS 1 TO VOTE IN FAVOR, PRESS 2 TO VOTE AGAINST, OR PRESS 3 TO ABSTAIN."

Vote recap and confirmation routine.

 When last proposal is confirmed, then (signoff):

"YOUR VOTE HAS BEEN CAST. IF YOU WOULD LIKE TO VOTE ANOTHER PROXY CARD FOR THIS COMPANY, PRESS 1. IF NOT, YOU MAY HANG UP NOW. THANK YOU FOR YOUR CALL."

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